FILE NO.:  41663.95


                             September 7, 1995


Board of Directors
Richfood Holdings, Inc.
8258 Richfood Road
Mechanicsville, Virginia  23111


                          RICHFOOD HOLDINGS, INC.
                     REGISTRATION STATEMENT ON FORM S-4

Gentlemen:

     We have acted as counsel to Richfood Holdings, Inc., a Virginia corporation (the "Company"), in connection with the Company's Registration Statement on Form S-4 (the "Registration Statement") relating to the proposed merger (the "Merger") of SR Acquisition, Inc., a Delaware corporation and wholly-owned subsidiary of the Company, with and into Super Rite Corporation, a Delaware corporation ("Super Rite"), as provided for in the Agreement and Plan of Reorganization dated as of June 26, 1995 (the "Reorganization Agreement"), and the related Plan of Merger (the "Plan of Merger"), which contemplates the issuance of up to 10,011,091 shares of the Company's common stock, no par value ("Common Stock"), to holders as of the effective time of the Merger of outstanding shares of Super Rite common stock, no par value, $.01 stated value per share.

     In rendering this opinion, we have reviewed the Company's Amended and Restated Articles of Incorporation as filed with the Virginia State Corporation Commission, the Registration Statement and such corporate records of the Company and certificates of officers of the Company and of public officials as we have deemed necessary.

     Based upon the foregoing and the further qualifications stated below, we are of the opinion that:

     1. The Company has been duly incorporated and is validly existing and in good standing under the laws of the Commonwealth of Virginia.

     2. The 10,011,091 shares of Common Stock covered by the Registration Statement have been duly authorized and, when issued in the Merger pursuant to the Plan of Merger, will be validly issued, fully paid and non-assessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the statements made in reference to our firm under the heading "LEGAL MATTERS" in the prospectus that is included in the Registration Statement.

                                Very truly yours,